SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 10, 2013

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21467 (Commission File Number)	41-2170618 (IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

A Special Meeting of Stockholders (“Special Meeting”) of Pacific Ethanol, Inc. (the “Company”) was held on May 10, 2013. The following proposal was approved at the Special Meeting by the votes indicated:

Proposal	For	Against	Abstain
To approve an amendment to the Company’s Certificate of Incorporation to effectuate a reverse split of the Company’s issued and outstanding shares of common stock at a ratio of between 1-for-5 and 1-for-15, inclusive, which ratio will be selected at the sole discretion of the Company’s Board of Directors, with any fractional shares that would otherwise be issuable as a result of the reverse split being rounded up to the nearest whole share (the “Reverse Stock Split”); provided, that the Company’s Board of Directors may abandon the Reverse Stock Split or delay the Reverse Stock Split in its sole discretion until the annual meeting of stockholders to be held in 2014.	77,583,752	23,018,787	494,476

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2013	PACIFIC ETHANOL, INC.

By: /S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary

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